SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report July 28, 2008
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification #)
2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)
(205) 444-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
BioCryst Pharmaceuticals, Inc. (the “Company”) provides update on peramivir program.
On July 28, 2008, the Company issued a press release entitled “BioCryst Reports Positive Preliminary Results of a Shionogi & Co., Ltd. Sponsored Phase II Study of I.V. Peramivir for the Treatment of Influenza Sponsored in the Outpatient Setting” a copy of which is filed herewith as Exhibit 99.1.
In January 2008 the Company disclosed that it would not pursue the Phase III i.m. program in peramivir for the current influenza season, but would move forward in evaluating higher doses than used in previous studies. Under the Company’s contract with the United States Department of Health and Human Services (“HHS”) the Company recorded revenues and unbilled receivables related to the costs of stopping work on this program. The Company disclosed in its Form 10-Q for the quarter ended March 31, 2008 that discussions were ongoing with HHS regarding the costs of this program. Subsequently, HHS has indicated it does not intend to reimburse approximately $4 million of the costs of the Phase III studies that were terminated. The Company is continuing to pursue reimbursement of additional costs related to these studies. The Company will reduce previously recorded revenue accordingly.
Earlier this month, the Company announced the initiation of its Phase II study of intramuscular peramivir for the treatment of seasonal influenza. The Company’s Phase II study of intravenous peramivir in hospitalized patients with seasonal influenza is also ongoing.
Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to Registrant’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at Registrant’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Registrant with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 28, 2008 entitled “BioCryst Reports Positive Preliminary Results of a Shionogi & Co., Ltd. Sponsored Phase II Study of I.V. Peramivir for the Treatment of Influenza in the Outpatient Setting”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2008	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Michael A. Darwin
Michael A. Darwin
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July28, 2008 entitled “BioCryst Reports Positive Preliminary Results of a Shionogi & Co., Ltd. Sponsored Phase II Study of I.V. Peramivir for the Treatment of Influenza in the Outpatient Setting””